Exhibit 10.29

Name:	[●]
Number of RSUs:	[●]
Date of Grant:	[●]
Vesting Commencement Date	[●]

MERSANA THERAPEUTICS, INC.
2022 INDUCEMENT STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
This agreement (this “Agreement”) evidences a grant of restricted stock units (“RSUs”) by Mersana Therapeutics, Inc. (the “Company”) to the individual named above (the “Grantee”), pursuant to and subject to the terms of the Mersana Therapeutics, Inc. 2022 Inducement Stock Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meanings as in the Plan.
1.    Grant of RSUs. In consideration of the employment services to be rendered to the Company by the Grantee and as an inducement material for the Grantee to enter into employment with the Company, the Company grants to the Grantee on the date set forth above (the “Date of Grant”) the number of RSUs set forth above, giving the Grantee the conditional right to receive, with respect to each RSU granted hereunder, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock (a “Share”), subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
The RSUs are granted to the Grantee pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c)(4), as an inducement that is material to the Grantee’s entering into employment with the Company.
2.    Vesting; Cessation of Service.
(a)    Vesting. Unless earlier terminated, forfeited, relinquished or expired, the RSUs will vest as to [25% of the shares on each of the first [four] anniversaries of the Vesting Commencement Date (each, a “Vesting Date”)]1, subject to Grantee's continued Service through such Vesting Date.
(b)    Cessation of Service. If the Grantee's Service ceases for any reason, except as expressly provided for in any agreement between the Grantee and the Company or any of its subsidiaries, the RSUs, to the extent not then vested, will be immediately forfeited.
3.    Delivery of Shares. Subject to Section 4 below, the Company shall, as soon as practicable upon the vesting of any RSUs subject to this Agreement (but in no event later than 30 days following a Vesting Date), effect delivery of the Shares with respect to such vested RSUs to the Grantee (or, in the event of the Grantee's death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
4.    Forfeiture; Recovery of Compensation.
1 Vesting to be specified based on grant terms.

Exhibit 10.29
(a)    The RSUs, and the proceeds from the issuance or disposition of the Shares, will be subject to forfeiture and disgorgement to the Company, with interest and related earnings, if at any time the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)    By accepting, or being deemed to have accepted, the RSUs, the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the RSUs, including the right to any Shares or proceeds from the disposition thereof, are subject to Section 6(a)(4) of the Plan (including any successor provision). Nothing in the preceding sentence may be construed as limiting the general application of Section 7 of this Agreement.
5.    Nontransferability. The RSUs may not be transferred except as expressly permitted under Section 6(a)(2) of the Plan.
6.    Withholding. The Grantee expressly acknowledges and agrees that the Grantee's rights hereunder, including the right to be issued Shares in settlement of the RSUs subject to this Agreement, are subject to the Grantee's satisfaction of all taxes required to be withheld, if any. At such time as the Grantee is not aware of any material nonpublic information about the Company or the Stock, and the Grantee is not otherwise prevented from doing so under the Company’s Insider Trading Policy, the Grantee shall execute the instruction set forth in Schedule A attached hereto (the “Durable Automatic Sale Instruction”) as the means of satisfying such tax obligation. If the Grantee does not execute the Durable Automatic Sale Instruction prior to an applicable vesting date, then the Grantee agrees that if under applicable law the Grantee will owe taxes at such vesting date on the portion of the award of RSUs then vested, the Company shall be entitled to immediate payment from the Grantee of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Stock to the Grantee until it is satisfied that all required withholdings have been made.
7.    Effect on Service. This grant of the RSUs will not give the Grantee any right to be retained in the Service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Grantee's Service at any time, or affect any right of the Grantee to terminate his or her Service with the Company at any time.
8.    Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished or made available to the Grantee. By accepting, or being deemed to have accepted, all or any part of the RSUs, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

Exhibit 10.29
Schedule A
Durable Automatic Sale Instruction
This Durable Automatic Sale Instruction is being delivered to Mersana Therapeutics, Inc. (the “Company”) by the undersigned on the date set forth below.
I hereby acknowledge that the Company has granted, or may in the future from time to time grant, to me restricted stock units (“RSUs”) under the Company’s equity incentive plans as in effect from time to time.
I acknowledge that upon the vesting dates applicable to any such RSUs, I will have compensation income equal to the fair market value of the shares of the Company’s common stock subject to the RSU that vest on such date and that the Company is required to withhold income and employment taxes in respect of that compensation income on the applicable vesting date.
I desire to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by the Company to me through an automatic sale of a portion of the shares of the Company’s common stock that would otherwise be issued to me on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.
I understand that the Company has arranged for the administration and execution of its equity incentive plans and the sale of securities by plan participants thereunder pursuant to an Internet-based platform administered by a third party (the “Agent”) and the Agent’s designated brokerage partner.
Upon any vesting of my RSUs from and after the date of this Durable Automatic Sale Instruction, I hereby appoint the Agent (or any successor administrator) to automatically sell such number of shares of the Company’s common stock issuable with respect to my RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by me upon the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall receive such net proceeds in satisfaction of such tax withholding obligation.
I hereby appoint the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer and the Treasurer, and any of them acting alone and with full power of substitution, to serve as my attorneys in fact to arrange for the sale of shares of common stock in accordance with these durable automatic sale instructions. I agree to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of common stock pursuant to these durable automatic sale instructions.
By signing below, I hereby represent to the Company that, as of the date hereof, I am not aware of any material nonpublic information about the Company or its common stock and that I am not prohibited from entering into these durable automatic sale instructions by the Company’s insider trading policy or otherwise. I have structured these automatic sale instructions to constitute a “binding contract” relating to the sale of common stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

Exhibit 10.29

Grantee

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